                                                                    Exhibit 3.26


                       RESTATED ARTICLES OF INCORPORATION

      The following Restated Articles duly adopted pursuant to the authority and provisions of Chapter 180 of the Wisconsin Statutes supercede and take the place of existing Articles of Incorporation and all amendments thereto:

                                    Article I

      The name of the corporation shall be L. L. OLDS SEED COMPANY, and its period of existence shall be perpetual.

                                   Article II

      The purpose of the corporation shall be to engage in any lawful activity within the purposes for which corporations may be organized under Chapter 180 of the Wisconsin Statutes.

                                   Article III

      The capital stock of the corporation shall consist of one thousand shares of common stock having a par value of One Hundred ($100) Dollars per share.

                                   Article IV

      The address of the Registered Office of the corporation at the time of the adoption of these Restated Articles is 2901 Packers Avenue, City of Madison, Dane County, Wisconsin 53707, and the name of the Registered Agent at such address at the time of adoption of these Restated Articles is Raymond H. Lang, Jr.

                                    Article V

      The number of Directors constituting the Board of Directors of the corporation and their qualifications for holding office shall be fixed by the By-Laws.

                                   Article VI

      The corporation elects the majority affirmative voting requirements with respect to any and all subjects on which a shareholder vote is required by chapter 180 of the Wisconsin Statutes.

                                   Article VII

      These Articles may be amended in the manner authorized by law at the time of amendment.

      The undersigned officers of L. L. Olds Seed Company, certify that the foregoing Restatement of Articles of Incorporation of said Corporation was adopted by the shareholders on the 21st day of November, 1977, by the following vote:
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
                                                                    Number of
 Classes     No. of Shares    No. Entitled        Requisite         Votes Cast
of Shares     Outstanding       to Vote       Affirmative Vote     For--Against

Common            883             883               588           7331/2   0

      Executed in duplicate and seal affixed this 21st day of November, 1977.

                                                  /s/ Raymond H. Lang, Jr.
                                                -----------------------------
                                                President

                                                  /s/ W.L. Andersen
                                                -----------------------------
                                                Secretary

      This document was drafted by, and return to, Attorney Edmund J. Hart, P.O. Box 1704, Madison, Wisconsin 53701.

                              Articles of Amendment
                               Stock (for profit)

A.    Name of Corporation: L.L. Olds Seed Co.

      Text of Amendment:

      "The name of the Corporation shall be ADVANTA SEEDS, INC., and its period of existence shall be perpetual."

B.    Amendment(s) to the articles of incorporation adopted on April 30, 1991.

      Indicate the method of adoption by checking the appropriate choice below:

      ( ) By the Board of Directors (In accordance with sec. 180.1002, Wis. Stats.)
      OR
      (xx) By the Board of Directors and Shareholders (In accordance with sec. 180.1003, Wis. Stats.)
      OR
      ( ) By Incorporators or Board of Directors, before issuance of shares (In accordance with sec 180.1005, Wis. Stats.)

C.    Executed on behalf of the corporation on April 30, 1991.

                                                 /s/ Michael S. Hughes
                                                -----------------------------
                                                (signature)

                                                Michael S. Hughes
                                                -----------------------------
                                                (printed name)

                                                Executive Vice President and
                                                Chief Operating Officer
                                                -----------------------------
                                                (title)

D.    This document was drafted by Christopher R. Clegg, Esq.
                                   --------------------------
                                   (name of individual required by law)

                              ARTICLES OF AMENDMENT
                                       OF
                               ADVANTA SEED, INC.

      The undersigned, Advanta Seeds, Inc., a Wisconsin corporation (the "Corporation"), for the purpose of amending the Articles of Incorporation of the Corporation, in accordance with The Wisconsin Business Corporation Law, does hereby make and execute this Articles of Amendment and does hereby certify that:

            I. The present name of the Corporation (prior to any change effected by this amendment) is Advanta Seeds, Inc.

            II. The following resolution of the sole shareholder sets forth the amendment adopted:

                        FURTHER RESOLVED, that Article I of the Restated
                  Articles of Incorporation, including any amendments thereto, be deleted in its entirety and in lieu thereof, the following
                  Article I be, and hereby is, adopted to read as follows:

                                    Article I

                  The name of the corporation shall be L.L. OLDS SEED COMPANY and its period of existence shall be perpetual.

            III. The amendment set forth above was adopted by the sole shareholder of the Corporation as of January 31, 2000.

            IV.   The amendment set forth above was adopted in accordance with
                  Section 180.1003 of The Wisconsin Business Corporation Law.

            V.    This document was not executed in Wisconsin.

      IN WITNESS WHEREOF, this Articles of Amendment has been executed on behalf of the Corporation by its Secretary as of January 31, 2000.

                                               ADVANTA SEEDS, INC.

                                                /s/ Robert A. Sims
                                                ------------------
                                                Robert A. Sims, Secretary